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                                                                    EXHIBIT 23.7

                         CONSENT OF THOMAS P. BERNHARDT

   The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Newco Corporation upon the consummation of the merger of Mission Critical Software, Inc. and NetIQ Corporation.

                                                /s/ Thomas P. Bernhardt
                                          _____________________________________
                                                    Thomas P. Bernhardt

Date: March 21, 2000